EXHIBIT 10.4

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-competition and Non-solicitation Agreement (the “Agreement”) is entered into as of June 30, 2005, by and among, Life Safe Services, LLC, a Missouri limited liability company (“Company”) and STEN Corporation, a Minnesota corporation (the “Seller”).

BACKGROUND

A.

The Company has agreed to purchase substantially all the assets of Seller’s wholly owned subsidiary, Life Safe Services, Inc., a Minnesota corporation (“Life Safe”), pursuant to the Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), by and among the Company, the Seller and Life Safe.

B.

It is a condition to the Company consummating the Asset Purchase Agreement that the Seller enter into this Agreement and provide the Company the assurances set forth in this Agreement

NOW THEREFORE, in consideration of the foregoing and other mutual covenants and obligations hereinafter set forth, the Company and the Seller agree as follows:

1.

Defined Terms.  The following terms will have the meanings indicated for all purposes of this Agreement:

“Business” means the sale and servicing of the Life Safe and Life Kit Product Lines.

“Restrictive Period” means a period equal to sixty-six (66) months from the date hereof.

2.

Non-Competition.

(a)

The Seller agrees that during the Restrictive Period, it will not engage in, or participate in a business or commercial activity competitive with the Business.

(b)

Inasmuch as the Business is conducted throughout the United States, the restrictions of this Section 2 will apply in the markets in which Life Safe did Business in the United States.

3.

Non-Solicitation.

(a)

During the Restrictive Period, the Seller will not directly or indirectly solicit any current or prospective customer, broker, vendor or distributor of Life Safe for the purpose of providing products or services for or on behalf of such customer, broker, vendor or distributor which are competitive with the Business.

(b)

For purposes of this Agreement, (i) current customers, brokers, vendors or distributors of Life Safe include without limitation those customers, brokers, vendors or distributors with whom Life Safe has had a business relationship at any time within the 12 month period ending on the date hereof, and (ii) prospective customers, brokers, vendors and distributors of the Company include without limitation those customers, brokers, vendors or distributors with whom (A) a representative of Life Safe or Seller has been in direct personal contact and (B) Life Safe and the Company have a reasonable opportunity of entering into a business relationship within 6 months following the date hereof.

4.

Remedies.  The Seller acknowledges that the restrictions set forth in Sections 2 and 3 are reasonably necessary to protect the legitimate business interests of the Company.  It is understood that if the Seller violates its obligations under any of these Sections, the Company would suffer irreparable harm for which a recovery of money damages would be an incomplete and inadequate remedy.  It is therefore agreed that the Company, in addition to any remedies at law, will be entitled, as a matter of right, in any court of competent jurisdiction, to seek an injunction restraining the Seller pending litigation, as well as upon final determination thereof, from violating this Agreement.

5.

Entire Agreement.  From and after the date hereof, the terms and provisions of this Agreement constitute the entire agreement between the parties and this Agreement supersedes any previous oral or written communications, representations or agreements with respect to the subject matter hereof.

6.

Waiver and Interpretation.  The waiver by either party of a breach of any provision of this Agreement by the other party will not operate or be construed as a waiver of any subsequent breach by the breaching party.  No waiver will be valid unless in writing and signed by the party providing such waiver.

7.

Applicable Law; Enforcement.  All questions pertaining to the validity, construction, execution and performance of this agreement shall be construed and governed in accordance with Minnesota law without regard to conflict of laws principles of any jurisdiction.

8.

Counterparts.  This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

COMPANY:

LIFE SAFE SERVICES, LLC

By:

/s/  Christine Hoene

Name: Christine Hoene

Title: Managing Member

SELLER:

STEN CORPORATION

By:

/s/  Kenneth W. Brimmer

Name: Kenneth W. Brimmer

Title:  Chief Executive Officer

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